Scotiabank Fertilizer & Chemicals Conference Rich Mack, Executive Vice President and Chief Financial Officer September 20, 2016

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the Wa’ad Al Shamal Phosphate Company (also known as MWSPC) and other proposed or pending future transactions or strategic plans and other statements about future financial and operating results. Such statements are based upon the current beliefs and expectations of The Mosaic Company’s management and are subject to significant risks and uncertainties. These risks and uncertainties include but are not limited to risks and uncertainties arising from the ability of MWSPC to obtain additional planned funding in acceptable amounts and upon acceptable terms, the timely development and commencement of operations of production facilities in the Kingdom of Saudi Arabia, the future success of current plans for MWSPC and any future changes in those plans; difficulties with realization of the benefits of our long term natural gas based pricing ammonia supply agreement with CF Industries, Inc., including the risk that the cost savings initially anticipated from the agreement may not be fully realized over its term or that the price of natural gas or ammonia during the term are at levels at which the pricing is disadvantageous to Mosaic; customer defaults; the effects of Mosaic’s decisions to exit business operations or locations; the predictability and volatility of, and customer expectations about, agriculture, fertilizer, raw material, energy and transportation markets that are subject to competitive and other pressures and economic and credit market conditions; the level of inventories in the distribution channels for crop nutrients; the effect of future product innovations or development of new technologies on demand for our products; changes in foreign currency and exchange rates; international trade risks and other risks associated with Mosaic’s international operations and those of joint ventures in which Mosaic participates, including the risk that protests against natural resource companies in Peru extend to or impact the Miski Mayo mine; changes in government policy; changes in environmental and other governmental regulation, including expansion of the types and extent of water resources regulated under federal law, greenhouse gas regulation, implementation of numeric water quality standards for the discharge of nutrients into Florida waterways or efforts to reduce the flow of excess nutrients into the Mississippi River basin, the Gulf of Mexico or elsewhere; further developments in judicial or administrative proceedings, or complaints that Mosaic’s operations are adversely impacting nearby farms, business operations or properties; difficulties or delays in receiving, increased costs of or challenges to necessary governmental permits or approvals or increased financial assurance requirements; resolution of global tax audit activity; the effectiveness of Mosaic’s processes for managing its strategic priorities; adverse weather conditions affecting operations in Central Florida, the Mississippi River basin, the Gulf Coast of the United States or Canada, and including potential hurricanes, excess heat, cold, snow, rainfall or drought; actual costs of various items differing from management’s current estimates, including, among others, asset retirement, environmental remediation, reclamation or other environmental regulation, Canadian resources taxes and royalties, or the costs of the MWSPC, its existing or future funding and Mosaic’s commitments in support of such funding; reduction of Mosaic’s available cash and liquidity, and increased leverage, due to its use of cash and/or available debt capacity to fund financial assurance requirements and strategic investments; brine inflows at Mosaic’s Esterhazy, Saskatchewan, potash mine or other potash shaft mines; other accidents and disruptions involving Mosaic’s operations, including potential mine fires, floods, explosions, seismic events, sinkholes or releases of hazardous or volatile chemicals; and risks associated with cyber security, including reputational loss, as well as other risks and uncertainties reported from time to time in The Mosaic Company’s reports filed with the Securities and Exchange Commission. Actual results may differ from those set forth in the forward-looking statements. 2 Safe Harbor Statement

Background on New Wales Incident 3 Background: • In August, Mosaic experienced a process water loss in its New Wales phosphogypsum stack, caused by a sinkhole • Incident was reported to federal, state and local officials immediately • Little to no impact to production at New Wales Next Steps: • Pump out process water and continue monitoring water quality • Advance investigation of sinkhole and develop repair estimates: preliminary range $20-50M • Continue to coordinate with government officials • Local community outreach

Increase competitiveness Mosaic’s Competitive Positioning 4

Potash: Long Life, Low Cost Assets 5 46% 54% Potash Sales 2012-15 North America Offshore Corporate Headquarters Business Unit Office Deep Shaft Mine Solution Mine Export Terminal and Shipping Potash Shipments 2012 - 2015 4

Potash: Long Life, Low Cost Assets 6 *Production costs are reflective of actual costs, excluding realized mark‐to‐market gains and  losses. These costs are captured in inventory and are not necessarily reflective of costs  included in costs of goods sold for the period.  *Assumes 1.30: 1 CAD to USD. $53  $71  $66  $26  $18   $‐  $10  $20  $30  $40  $50  $60  $70  $80  $90 Esterhazy Belle Plaine Enterprise C a s h   c o s t s   i n c l u d i n g   r o y a l t i e s ,   e x c l u d i n g   r e s o u r c e   t a x e s   a n d   r e a l i z e d   d e r i v a t i v e   g a i n s / ( l o s s e s ) Cash Costs by Mine (95% Operating Rate) Brine Cash costs including royalties, excluding resource taxes, brine and realized derivative gains/(losses) average

Phosphate: Vertically Integrated, Low Cost 7 U.S. Phosphate Operations 53%47% Phosphate Sales 2012-15 North America Offshore Phosphate Shipments 2012 - 2015 6

Effective Capital Management 8 * 2013 through 2015 18% 13% 29% 40% Capital Allocation: Three Year Summary* Maintenance Organic Growth Investment Commitments Return to Shareholders (dividends & repurchases) ($ in billions) Total: $11.5 Billion A Balanced Approach to Capital Allocation

Increase competitiveness Opportunities We See 9

Managing Costs and Capital 10 • $500 million Expense Reduction • +$75 million from Support Functions • Asset Optimization • Lower Capital Spending

Esterhazy K3: Transformational Impact 11 0 25 50 75 100 125 150 175 200 225 250 275 300 325 0 10 20 30 40 50 60 70 US$/Tonne Million Tonnes Future State: MOP Cost Curve fob Port (K3 Scenario) Source: CRU and Mosaic Demand: ~70mmt Notes:  ‐ fob Port for exporting producers, fob Mine for  those serving a domestic market ‐ K3 Scenario: Full Esterhazy ore output  from K3 Mosaic

Continue to Assess Trade-Offs: Dividend, CAPEX, OPEX and Credit Rating 12 ($ per share) $1.10 $0.0 $0.2 $0.4 $0.6 $0.8 $1.0 $1.2 2011 2012 2013 2014 2015 Dividend per Share Absolute Dividend Payout: Less than $400M

Cautiously Optimistic 13 Market Environment Mosaic’s Actions Capital Stewardship Mosaic is Well Positioned to Weather the Cycle